Exhibit 10.1

LICENSE AGREEMENT

AMENDMENT #12

WHEREAS, effective as of the 1st day of December, 2024, and as further amended, Miromatrix Medical Inc., a corporation organized under the laws of the State of Delaware and having an office 10399 West 70th Street, Eden Prairie, MN 55344 (“Miromatrix”) and Mayo Foundation for Medical Education and Research, a not for profit corporation with an address at 200 First Street SW, Rochester, MN 55905 (“Mayo”) executed a License Agreement (the “Agreement”) for Services as outlined in the Agreement.

WHEREAS, Miromatrix and Mayo wish to amend said Agreement.

NOW, THEREFORE, Miromatrix and Mayo agree as follows:

1.	Miromatrix has agreed to provide additional funding. Accordingly, the attached Exhibit B-5 shall amend Section 3 of the Agreement.

2.	This Agreement may be executed in any number of counterparts which, when taken together, will constitute one original, and photocopy, facsimile, electronic, or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy, facsimile or electronic signatures of such Party’s representation hereto.

3.	Except as specifically provided herein, the terms and conditions of the Agreement shall remain in force.

IN WITNESS WHEREOF, the Parties have executed this Amendment which shall be effective as of the last dated signature below.

MIROMATRIX MEDICAL INC.MAYO FOUNDATION FOR MEDICAL

EDUCATION AND RESEARCH

By:  /s/ Jeff Ross    By:  /s/ Brenda L. Burns

Name:  Jeff Ross    Name:  Brenda L. Burns

Title:  CEO     Title:  Operations Manager, Legal Contract Administration

Date:  5/7/2023                        Date:  4/25/2023

Budget – Exhibit B-5